Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231642, 333-40012, 333-114718, 333-156569, 333-171004, 333-192040 and 333-211020), Form S-3 (No. 333-253565) and Form S-4 (No. 333-74745) of Unisys Corporation of our report dated February 22, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 22, 2022